Exhibit 99.1

CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 1 Investor Update 3/31/2022

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words and phrases such as "anticipated," "forward," "will," "would," "may," "remain," "potential," "prepare," "expected," "believe," "plan," "near future," "belief," "guidance," and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events such as: the expected structure, anticipated synergies, terms, timing and closing of the transaction with Acacia Pharma Group; the strategic fit of BARHEMSYS and BYFAVO with Eagle's specialized hospital-based salesforce; statements regarding the estimated addressable market size for BARHEMSYS, BYFAVO, Landiolol and other products or product candidates; Eagle's marketing, product development, partnering and growth strategy, including relating to the commercialization of BARHEMSYS and BYFAVO, and the ability of Acacia's technology and know-how to help Eagle achieve its strategy; the ability of Eagle to expand the application of the Acacia products; the timing, scope or likelihood and timing of regulatory filings and approvals from the FDA for the Company's product candidates, including Landiolol; the ability of BARHEMSYS, BYFAVO and Landiolol to address unmet clinical needs; the ability of BARHEMSYS to offer significant economic savings to hospitals and ambulatory centers; the ability of BYFAVO to offer potential health economic benefits and enable shorter procedure times and greater patient throughput; the potential market opportunity for Eagle's products or product candidates, including for BARHEMSYS, BYFAVO or Landiolol; expected patient volumes; the ability of the proposed transaction to create shareholder value; and the ability of the Company's executive team to execute on the Company's strategy and build stockholder value; expectations regarding the Company's future growth and its ability to generate significant cash in the future; and the ability of the Company's product candidates to deliver value to stockholders. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company's control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the risk that the Company's transaction with Acacia is not consummated or that the benefits of the transaction are not realized; the impacts of the COVID-19 pandemic and geopolitical events such as the conflict in Ukraine, including disruption or impact in the sales of the Company's marketed products, interruptions or other adverse effects to clinical trials, delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems, disruption in the operations of the Company's third party partners and disruption of the global economy, and the overall impact of the COVID-19 pandemic or other events on the Company's business, financial condition and results of operations; whether the Company will incur unforeseen expenses or liabilities or other market factors; whether the Company will successfully implement its development plan for its product candidates; delay in or failure to obtain regulatory approval of the Company's or its partners' product candidates; whether the Company can successfully market and commercialize its product candidates; the success of the Company's relationships with its partners; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of its products or that may have an impact on any of the Company's products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions, including the potential adverse effects of public health issues, including the COVID-19 pandemic and geopolitical events, on economic activity and the performance of the financial markets generally; the strength and enforceability of the Company's intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the risks inherent in the early stages of drug development and in conducting clinical trials; the outcome of Acacia's shareholder vote, the High Court and other closing conditions; and factors in addition to the foregoing that may impact the Company's financial projects and guidance, including among other things, any potential business development transactions, acquisitions, restructurings or legal settlements, in addition to any unanticipated factors, that may cause the Company's actual results and outcomes to materially differ from its projections and guidance; and those risks and uncertainties identified in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the "SEC") on March 8, 2022, and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation, which speak only as of the date hereof. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof.

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CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 3 Draft Agenda 1 Eagle Strategic Update Scott Tarriff & Brian Cahill 8:30 – 8:45AM 2 BARHEMSYS ® & BYFAVO ® Overview Michael Moran & Michael Greenberg 8:45 – 9:05AM 3 Landiolol Overview Michael Moran & Michael Greenberg 9:05 – 9:20AM 4 Q&A 9:20 – 9:30AM Topic Presenter Time

4 CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 4 CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. Eagle’s Strategy is to Evolve into: A Diversified, Branded Pharmaceutical Company with Assets in Oncology + Acute Care Specialty Pharma Company Pharmaceutical Company Specializing in Acute Care & Oncology Opportunistic 505(b)(2)’s Long Duration Assets NCE’s

CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 5 Proposed Acacia Transaction Rationale Eagle’s proposed acquisition of Acacia is a significant step in our journey to become a leading pharmaceutical company focused on innovative hospital and oncology products x Opportunity for Eagle’s highly skilled hospital - based salesforce to integrate and promote BARHEMSYS and BYFAVO, and to leverage longstanding relationships to realize the full potential of these assets, assuming successful closing of proposed transaction x Commercial stage, NCE products with long patent duration would add complementary and diversified revenue streams to Eagle x Strong financial position enables Eagle to invest in this opportunity for potential significant value creation x Anticipated compelling peak commercial opportunity in both FDA - approved products: o BARHEMSYS is the only FDA - approved drug for PONV rescue and offers potentially significant savings to hospitals versus the current standard of care o BYFAVO addresses an unmet need in procedural sedation by offering a fast - acting and favorable safety profile versus other current treatments

CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 6 Hospital Patient Volume is Slowly Returning with Physicians Expecting Volumes to Exceed Pre - COVID Levels in the 2 nd Half of 2022 92% 99% 100% 101% 106% Q4 2021 (Oct. - Dec.) Q1 2022 (Jan. - March) Q2 2022 (April - June) Q3 2022 (July - Sept.) Q4 2022 (Oct. - Dec.) Patient Volume 100% of pre - COVID patient volume during 2022 is estimated to represent a ~20% increase from 2021 volume 1 *Based on responses from 34 hospitals 1 Provided by The Alexander Group (AGI), March 21, 2022

7 CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. Eagle Pharmaceuticals Financial Position, Portfolio & Pipeline Share Buybacks $230M or 24% Net Working Capital of $98.2M Total Cash and Cash Equivalents $97.7M **Strategic collaboration with Tyme Technologies Strong Financial Position As of 12/31/2021 BENDEKA ® BELRAPZO ® RYANODEX ® Current Portfolio Vasopressin Pemfexy Œ Proposed Transaction Landiolol CAL02 SM - 88** Fulvestrant Product Pipeline TREAKISYM ® Symbio Japan Recently Launched BARHEMSYS ® BYFAVO ®

CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 8 Proposed Transaction Details Transaction Terms • 75% cash, 25% stock transaction, values Acacia at approximately €94.7 million ($104 million) • Acacia shareholders would receive total consideration of €0.90 per share in exchange for each Acacia share consisting of the following: » Cash consideration of €0.68 per share, funded by existing cash resources » 0.0049 shares of Eagle common stock • Eagle would guarantee Acacia’s €25 million outstanding term loan at closing Estimated Ownership at Closing • Existing Eagle shareholders: 96.2% • Acacia shareholders: 3.8% Voting Agreements • Certain Acacia directors, executive officers and major shareholders, representing approximately 50% of Acacia’s outstanding ordinary shares, have entered into irrevocable undertakings to vote in favor of the transaction Anticipated Timing • Transaction expected to close late Q2 2022, subject to closing conditions including, among others, obtaining the requisite approval of Acacia’s shareholders and the sanction of the High Court of England and Wales by June 30, 2022, which date may be extended by mutual agreement of the parties* *There is no assurance that the proposed transaction will be consummated on the proposed terms or timing or at all

CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 9 Additional Financial Information Transaction expected to be earnings accretive in 2024 Eagle plans to continue Acacia’s post marketing commitments to FDA for Phase IV pediatric studies on BARHEMSYS and BYFAVO Acacia net o perating l osses expected to provide cash tax shield Ex - US IP may provide future favorable effective tax rate

CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 10 10 BARHEMSYS ® and BYFAVO ® Overview

BARHEMSYS®

(amisulpride for injection)

The first and only FDA-approved product for PONV rescue treatment[1]

1 FDA labels for other recommended treatments do not include treatment after failed prophylaxis. Treatment agents recommended by Society for Ambulatory Anesthesiology Consensus Guidelines (2014). Habib et al (2019): no agent has previously been shown in a prospective trial to be more effective than a placebo for treating PONV for patients who have failed prophylaxis.

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BARHEMSYS® and Potential PONV Commercial Opportunity

BARHEMSYS addresses the major unmet need in PONV[2]

- BARHEMSYS is the **only FDA-approved drug for PONV rescue** after failed prophylaxis[1]
- Selective dopamine D_2/D_3 antagonist with **broad, differentiated label**

Large but concentrated US estimated addressable market in PONV[2]

- ~70m surgical patients annually in the US receive prophylactic treatments, ~10m breakthrough cases annually in the US[3]
- **Total addressable prophylactic antiemetic market estimated at ~$2.3 billion/year in the US**[3]
- Estimated 80% of surgeries carried out in ~1,200 hospitals annually in the US[4]

Established supply chain & worldwide rights[2]

- Substantial product inventory to help minimize supply risk
- EU marketing authorization application filed, review process expected to be completed by Q3 '22
- **Worldwide rights would allow for potential exploration into future out-licensing opportunities outside US**

Can help with COVID surgical backlogs[2]

- Non-essential surgery cancellations create significant backlogs
- **Shorter time in PACU (recovery room) can help increase surgical throughput**

1 FDA labels for other recommended treatments do not include treatment after failed prophylaxis, 2 This is the belief of the Company. 3 Based on market research performed by or for Eagle .
4 Symphony Health, Source Non Retail, August 2017 - July 2018 estimates.

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Targeting PONV Rescue Market in the US

~70m surgical patients annually receive antiemetic prophylaxis[1]

→

~10m patients per year require PONV rescue treatment

Total estimated addressable market in PONV rescue ≈ $0.7B per year[1]

1 Based on market research performed by or for Eagle.

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CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 14 BARHEMSYS ® is the Only FDA - Approved Product for PONV Rescue Antiemetic Can’t redose Efficacy issues Safety issues Current share of rescue patients Ondansetron ػ 1 69% Dexamethasone ػ 1 ػ 2 19% Metoclopramide ػ 1 ػ 1 19% Promethazine ػ 1 11% BARHEMSYS 4 x 3 x 3 x 3 INTENT TO PRESCRIBE 61% When PONV prophylaxis has failed, patients should receive antiemetic treatment from a different pharmacological class to the PONV prophylaxis – Consensus Guidelines 1 1 Fourth Consensus Guidelines for the Management of Postoperative Nausea and Vomiting. 2 Wang et al (2000). 3 BARHEMSYS label prescribing information . 4 LSSG quantitative market research among 152 anesthesiologists and general surgeons. Question referred to “Product X” with a description matching the profile of BARHEMSYS. Note: current shares totals > 100% as responses included some combination therapy.

BARHEMSYS – Compelling Commercial Potential



acaciapharma
NDC 71390-125-21
Barhemsys
(amisulpride) injection
5 mg | 2 mL
(2.5 mg/mL)
Single-dose sterile vial.
For Intravenous Infusion Only.
Discard Unused Portion.
Rx ONLY
NDC 71390-125-51
Barhemsys
(amisulpride) injection
10 mg | 4 mL
(2.5 mg/mL)
Single-dose sterile vial.
For Intravenous Infusion Only.
Discard Unused Portion.
Rx ONLY

Significant unmet need

- Nausea more so than vomiting, worse than pain
- Consensus Guidelines: "When PONV prophylaxis has failed, patients should receive antiemetic treatment from a different pharmacological class to the PONV prophylaxis"[1]

Only FDA-approved product for PONV rescue[2]

- Only drug proven in randomized clinical trial to work in PONV rescue[3]
- Excellent safety profile demonstrated in clinical studies
- Also demonstrated to be effective for prevention

Potential throughput and health economic benefits

- Is non-sedating – a common complaint of standard antiemetic agents
- Opportunity to reduce PACU and overall hospital stays
- Potential to offer significant economic savings to hospital vs current standard of care

1 Fourth Consensus Guidelines for the Management of Postoperative Nausea and Vomiting; 2 FDA labels for other recommended treatments do not include treatment after failed prophylaxis. Treatment agents recommended by Society for Ambulatory Anesthesiology Consensus Guidelines (2014). Habib et al (2019): no agent has previously been shown in a prospective trial to be more effective than a placebo for treating PONV for patients who have failed prophylaxis. 3 FDA labels for other recommended treatments do not include treatment after failed prophylaxis.

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CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 16 16 CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. BYFAVO ® (remimazolam) for injection Rapid onset/offset procedural sedative with favorable safety profile

Procedural Sedation US Potential Addressable Market

~40 million[1]
procedures each year requiring sedation

~25 million
GI procedures performed each year[2]

>80%
GI procedures have sedation administered by an anesthesia provider[3]

>6 million
Interventional Radiology[4]

~4 million
Ophthalmic Procedures[5]

~1 million
Bronchoscopy[6]

~1.5 million
Cosmetic/ Plastic Surgery[7]

Total potential addressable market in procedural sedation >$0.4B/year[8]

1 Calculations based on available procedural data, applied Compound Annual Growth Rate and quantitative market research responses. 40 million includes other opportunities: CC (MHA National) EP (dicardiology), Dental (areadentist), Plastic Surgery (American Society of Plastic Surgeons), ECT (MHA National). 2 iData Research, US Market Report Procedure Numbers for Gastrointestinal Endoscopies Nov 2016; CDC website. 3 Quantitative Market Research prepared by The Link Group for Cosmo Technologies (March 2019). 4 Report on Interventional Radiology November/December 2007. 5 American Medical Association 2011. 6 iData Bronchoscopy 2019 report. 7 American Society of Plastic Surgeons 2018. 8 Based on market research performed by or for Eagle

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BYFAVO Addresses Unmet Need in Procedural Sedation

Propofol	Midazolam	BYFAVO
fast acting but noted safety issues[1,2]	***established safety profile but longer onset and recovery***[1,2]	***fast acting AND established safety profile***[1,2]
• Rapid onset and offset anesthetic with narrow therapeutic index[1] • **Dose-related cardiorespiratory depression**, pain at injection site[1] • Non-linear dosing effects due to individual variability[4] • **Needs continuous monitoring by anesthesiologist, no reversal agent**[2] • Lipid formulation susceptible to bacterial contamination[4]	• Benzodiazepine sedative, reversible by flumazenil[1] • **Slower onset and offset**[2,3] • Metabolized by cytochrome system; individual variability affects sedation[1] • Active metabolite can accumulate and cause prolonged sedation[2] • **Risk of respiratory depression**[1]	• **Rapid onset/offset**[1,2,3] benzodiazepine • Rapid biotransformation into inactive metabolites via non-specific tissue esterases – not dependent on liver enzymes[1] • **Predictable behavior, no pharmacokinetic drug interactions**[5] • **Reliable sedation, reliable safety profile**[1] • Reversible by flumazenil[1]

1 Colao J, et al. *J Anesth Clin Res*. 2016; 7:690. 2 Whizar-Lugo V, et al. *J Anesth Crit Care*. 2016; 4(6): 00166. 3 Rex DK et al. Gastrointest Endosc. 2018 Sep;88(3):427-437. 4 Prescribing label for Propofol. 5 Prescribing label for BYFAVO.

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CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 19 R ap i d O n s e t / O ff s e t w i t h a F av o r a bl e S a fe t y P r o file 1 13 19 6 4 0 BYFAVO Midazolam Minutes to fully alert after procedure Minutes to procedure start BYFAVO Midazolam Any adverse event 74% 91% Vascular disorders 62% 81% Cardiac disorders 18% 26% Respiratory disorders 4% 6% A v era g e P r o ce du r e T i m ing s 1 40 30 20 10 Ke y A d v e rs e E v e n t s 1 1 Rex DK et al. Gastrointest Endosc. 2018 Sep;88(3):427 - 437.

BYFAVO – Compelling Commercial Proposition

Clear unmet need

- No innovation in the sedation space for 20+ years
- Customers seeking fast onset, titratable and rapid recovery for quick discharge
- Shorter procedure times allow increased procedural volumes

Broad label & health economic benefits

- Indicated for procedural sedation in adults in procedures lasting 30 mins or less
- Substantial clinical data package demonstrated efficacy and safety in colonoscopies and bronchoscopies, including challenging patients
- Enables shorter procedure times and greater patient throughput

Commercial synergy with BARHEMSYS

- Target prescribers: anesthesia providers and proceduralists in hospitals and ambulatory surgery centers


NDC 71390-011-11
Rx only
10x20 mg vials
byfavo
(remimazolam)
for injection
for intravenous use
20 mg/vial
equivalent to 27.2 mg remimazolam besylate
Preservative free
Recommended dosage:
See prescribing information
See package insert for complete prescribing information

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CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 21 21 Landiolol

Landiolol – Investigational Drug Candidate in the US - Key Facts

- **Ultra-short acting cardioselective β1-blocker**
- **Rapid control**
  - Supraventricular tachycardia
  - Ventricular rate
- **Simple intravenous dosing**
- **Multiple use settings**
  - Critical/Intensive Care
  - Perioperative
  - Emergency Department
- **Safety and efficacy qualified by foreign approved marketing authorizations**
  - European Union
  - Japan
- **Derisked 505(b)(2) opportunity**
- **Key competitors**
  - β-blockers
  - Amiodarone



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23 CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. US Potential Addressable Market Considerations 305 , 788 Esmolol 1 , 201 , 377 Amiodarone 1 , 039 , 691 1 , 661 , 127 1 , 043 ,2 32 338 , 289 Arrhyth m ias Ischemia Operation (non cardiac, risk patients) Other (aortic aneurysm, imaging, dobutamine stress echo, sepsis tachycardia) Patient Treated with Amiodarone and Esmolol in 2018 Diagnosis and # of Interventions USA* Considering 6 ampoules of 150mg Amiodarone for one single infusion course Considering 1 bag of 2500mg Esmolol for one single infusion course • US market corresponds to 1.5 million treated patients based on 2018 Afib treatment data Every 4 th adult over 40 years has a life time risk of atrial fibrillation Expected prevalence of 12.1 million in 2030 expected 1 *Calculated based on Austrian data using a treatment factor of 1:26 Treatment factor established on PCI interventions in Austria vs USA of 2012 1 Torio, Celeste M. Ph.D.,M.P.H., Moore, Brian J. Ph.D., “National Inpatient Hospital Costs: The Most Expensive Conditions by P aye r, 2013”, HCUP, May 2016, Fingar, Kathryn R. Ph.D., Stocks, Carol Ph.D., R.N., Weiss, Audrey J. Ph.D., Steiner, Claudia A. M.D., M.P.H., “Most Frequent Op eratin g Room Procedures Performed in U.S. Hospitals, 2003 - 2012, HCUP, December 2014, Muhlberger V, Kaltenbach L, Kobel C, Pachinger O, Austrian Journal of Cad iology 2014, 21 (3 - 4), 76 - 80

Summary on Landiolol Potential Addressable Market

- **Landiolol, if approved by the FDA, is expected to get its volume sales from current Esmolol and Amiodarone (injectables) markets**
- **Esmolol market (all injectables)**
  - Esmolol annual market size in the US was estimated to be ~$80M. This constitutes branded (Brevibloc) Esmolol of $43M and generic Esmolol of $37M[1]
- **Amiodarone market**
  - Amiodarone annual market size in the US was estimated to be ~$107M. This includes both branded (Pacerone, Cordarone and Nexterone) and generics.
  - Only 6.8% of this market (~$7.3M) is injectable.
- **The total estimated size of the US addressable market for landiolol per year is ~$90M which constitutes[1]:**
  - Esmolol: $80M
  - Amiodarone (injectable): $7.3M
  - Sotalol: $2.9M

1 Premier data (2017 - 2020) from Fpane
Torio, Celeste M. Ph.D.,M.P.H., Moore, Brian J. Ph.D., "National Inpatient Hospital Costs: The Most Expensive Conditions by Payer, 2013", HCUP, May 2016,
Fingar, Kathryn R. Ph.D., Stocks, Carol Ph.D., R.N., Weiss, Audrey J. Ph.D., Steiner, Claudia A. M.D., M.P.H., "Most Frequent Operating Room Procedures Performed in U.S. Hospitals, 2003-2012, HCUP, December 2014,
Muhlberger V, Kaltenbach L, Kobel C, Pachinger O, Austrian Journal of Cadiology 2014, 21 (3-4), 76-80

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CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 25 Landiolol Potentially Addresses an Important Unmet Clinical Need ● Plan to file NDA in May 2022 ● Seeking approval of landiolol for use in patients in whom it is necessary to safely and rapidly reduce heart rate – Including where it is important to limit effect on blood pressure and inotropy (e.g., pts in sepsis, pts with heart failure) ● Current therapeutic options for these patients are limited HEART FAILURE RENAL IMPAIRMENT HEPATIC DYSFUNCTION RESPIRATORY DISEASE Comorbidities are common in this population:

CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 26 Landiolol Features from Clinical Data Expected to be in the NDA 1. Krumpl G, et al. Eur J Clin Pharmacol. 2017;73(4):417 - 428. 2. McKee JS, et al. Anesthesiology. 2014;121(6):1184 - 1193. 3. Shibata S, et al. J Pharmacol Sci. 2012;118(2):255 - 265. Minimal negative inotropic action due to limited effect on the refractory period of the action potential in cardiomyocytes 3 Limited effect on blood pressure due to pure S - enantiomer molecular structure 2,3 Rapid onset of action (≤1 min) and short duration of action (10 - 15 min) 1

Landiolol Features from Clinical Data Expected to be in the NDA

Low volume of distribution (0.3-0.4 L/kg) leading to less distribution to tissues and fewer possible toxicities[1,2]

Compatible in patients with respiratory disease (eg, asthma, COPD) due to highest cardioselectivity (β1/β2-selectivity = 255:1) among β1 blockers[1,3]

Metabolized in the plasma (CYP450 is not involved) and eliminated primarily in urine[1]

- No dose adjustment is necessary in renal impairment and careful dosing is recommended in patients with hepatic impairment due to limited data[1,4]

COPD, chronic obstructive pulmonary disease; CYP450, cytochrome P450

1. Landiolol. Summary of Product Characteristics, current version. 2. Krumpl G, et al. *J Cardiovasc Pharmacol.* 2018;71(3):137-146. 3. Balik M, et al. Eur Heart J Suppl. 2018;20(A):A10-A14.

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28 CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. Landiolol – Compelling Commercial Proposition Potentially Substantial Commercial Opportunity – Potential to expand β - blocker market – Anticipated health economic benefits – Aligns with Eagle’s hospital - based sales force

CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 29 29 Question & Answer

CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 30 30 Appendix

CONFIDENTIAL AND INTERNAL © 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 31 BARHEMSYS Indications and ISI Indication BARHEMSYS is a selective dopamine - 2 (D 2 ) and dopamine - 3 (D 3 ) receptor antagonist indicated in adults for: • prevention of postoperative nausea and vomiting (PONV), either alone or in combination with an antiemetic of a different class • treatment of PONV in patients who have received antiemetic prophylaxis with an agent of a different class or have not received prophylaxis Important Safety Information Contraindication • BARHEMSYS is contraindicated in patients with known hypersensitivity to amisulpride. QT Prolongation • BARHEMSYS causes dose - and concentration - dependent prolongation of the QT interval. The recommended dosage is 5 mg or 10 mg as a single intravenous (IV) dose infused over 1 to 2 minutes. • Avoid BARHEMSYS in patients with congenital long QT syndrome and in patients taking droperidol. • Electrocardiogram (ECG) monitoring is recommended in patients with pre - existing arrhythmias/cardiac conduction disorders, electrolyte abnormalities (e.g., hypokalemia or hypomagnesemia), congestive heart failure, and in patients taking other medicinal products (e.g., ondansetron) or with other medical conditions known to prolong the QT interval. Adverse Reactions • Common adverse reactions reported in ≥ 2% of adult patients who received BARHEMSYS 5 mg (N=748) and at a higher rate than placebo (N=741) in clinical trials for the prevention of PONV were: chills (4% vs. 3%), hypokalemia (4% vs. 2%), procedural hypotension (3% vs. 2%), and abdominal distention (2% vs. 1%). • Serum prolactin concentrations were measured in one prophylaxis study where 5% (9/176) of BARHEMSYS - treated patients had increased blood prolactin reported as an adverse reaction compared with 1% (1/166) of placebo - treated patients. • The most common adverse reaction, reported in ≥ 2% of adult patients who received BARHEMSYS 10 mg (N=418) and at a higher rate than placebo (N=416), in clinical trials for the treatment of PONV was infusion site pain (6% vs. 4%). Use in ௗ Specific ௗ Populations Lactation Amisulpride is present in human milk. There are no reports of adverse effects on the breastfed child and no information on the effects of amisulpride on milk production. BARHEMSYS may result in an increase in serum prolactin levels, which may lead to a reversible increase in maternal milk production. In a clinical trial, serum prolactin concentrations in females (n=112) increased from a mean of 10 ng/mL at baseline to 32 ng/mL after BARHEMSYS treatment and from 10 ng/mL to 19 ng/mL in males (n=61). No clinical consequences due to elevated prolactin levels were reported. To minimize exposure to a breastfed infant, lactating women may consider interrupting breastfeeding and pumping and discarding breast milk for 48 hours after receiving a dose of BARHEMSYS. Important Safety Information Use in ௗ Specific ௗ Populations Pediatric Use Safety and effectiveness in pediatric patients have not been established. Geriatric ࣟ Use No overall differences in safety or effectiveness were observed between these patients and younger patients, and other report ed clinical experience has not identified differences in responses between the elderly and younger patients, but greater sensitivity of s ome older individuals cannot be ruled out. Renal Impairment Avoid BARHEMSYS in patients with severe renal impairment (estimated glomerular filtration rate [eGFR] < 30 mL/min/1.73 m 2 ). The pharmacokinetics of amisulpride in patients with severe renal impairment have not been adequately studied in clinical trials. Am isulpride is known to be substantially excreted by the kidneys, and patients with severe renal impairment may have increased systemic expo sur e and an increased risk of adverse reactions. No dosage adjustment is necessary in patients with mild to moderate renal impairment (eGFR ≥ 30 mL/min/1.73 m 2 ) Drug Interactions • BARHEMSYS causes dose - and concentration - dependent QT prolongation. To avoid potential additive effects, avoid use of BARHEMSYS in patients taking droperidol. • ECG monitoring is recommended in patients taking other drugs known to prolong the QT interval (e.g., ondansetron). • Reciprocal antagonism of effects occurs between ௗ dopamine agonists (e.g., ௗ levodopa) ௗ and BARHEMSYS. Avoid using levodopa with BARHEMSYS. Please click to access full Prescribing Information.

BYFAVO Indication and ISI

Indication

BYFAVO is a benzodiazepine indicated for the induction and maintenance of procedural sedation in adults undergoing procedures lasting 30 minutes or less.

Important Safety Information

WARNING: PERSONNEL AND EQUIPMENT FOR MONITORING AND RESUSCITATION AND RISKS FROM CONCOMITANT USE WITH OPIOID ANALGESICS AND OTHER SEDATIVE-HYPNOTICS

Personnel and Equipment for Monitoring and Resuscitation

- Only personnel trained in the administration of procedural sedation, and not involved in the conduct of the diagnostic or therapeutic procedure, should administer BYFAVO.
- Administering personnel must be trained in the detection and management of airway obstruction, hypoventilation, and apnea, including the maintenance of a patent airway, supportive ventilation, and cardiovascular resuscitation.
- BYFAVO has been associated with hypoxia, bradycardia, and hypotension. Continuously monitor vital signs during sedation and during the recovery period.
- Resuscitative drugs, and age- and size-appropriate equipment for bag-valve-mask–assisted ventilation must be immediately available during administration of BYFAVO.

Risks From Concomitant Use With Opioid Analgesics and Other Sedative-Hypnotics

Concomitant use of benzodiazepines, including BYFAVO, and opioid analgesics may result in profound sedation, respiratory depression, coma, and death. The sedative effect of intravenous BYFAVO can be accentuated by concomitantly administered CNS depressant medications, including other benzodiazepines and propofol. Continuously monitor patients for respiratory depression and depth of sedation.

Contraindication

BYFAVO is contraindicated in patients with a history of severe hypersensitivity reaction to dextran 40 or products containing dextran 40.

Personnel and Equipment for Monitoring and Resuscitation

Clinically notable hypoxia, bradycardia, and hypotension were observed in Phase 3 studies of BYFAVO. Continuously monitor vital signs during sedation and through the recovery period. Only personnel trained in the administration of procedural sedation, and not involved in the conduct of the diagnostic or therapeutic procedure, should administer BYFAVO. Administering personnel must be trained in the detection and management of airway obstruction, hypoventilation, and apnea, including the maintenance of a patent airway, supportive ventilation, and cardiovascular resuscitation. Resuscitative drugs, and age- and size-appropriate equipment for bag-valve-mask–assisted ventilation must be immediately available during administration of BYFAVO. Consider the potential for worsened cardiorespiratory depression prior to using BYFAVO concomitantly with other drugs that have the same potential (eg, opioid analgesics or other sedative-hypnotics). Administer supplemental oxygen to sedated patients through the recovery period. A benzodiazepine reversal agent (flumazenil) should be immediately available during administration of BYFAVO.

Important Safety Information

Risks From Concomitant Use With Opioid Analgesics and Other Sedative-Hypnotics

Concomitant use of BYFAVO and opioid analgesics may result in profound sedation, respiratory depression, coma, and death. The sedative effect of IV BYFAVO can be accentuated when administered with other CNS depressant medications (eg, other benzodiazepines and propofol). Titrate the dose of BYFAVO when administered with opioid analgesics and sedative-hypnotics to the desired clinical response. Continuously monitor sedated patients for hypotension, airway obstruction, hypoventilation, apnea, and oxygen desaturation. These cardiorespiratory effects may be more likely to occur in patients with obstructive sleep apnea, the elderly, and ASA III or IV patients.

Important Safety Information

Hypersensitivity Reactions

BYFAVO contains dextran 40, which can cause hypersensitivity reactions, including rash, urticaria, pruritus, and anaphylaxis. BYFAVO is contraindicated in patients with a history of severe hypersensitivity reaction to dextran 40 or products containing dextran 40.

Neonatal Sedation

Use of benzodiazepines during the later stages of pregnancy can result in sedation (respiratory depression, lethargy, hypotonia) in the neonate. Observe newborns for signs of sedation and manage accordingly.

Pediatric Neurotoxicity

Published animal studies demonstrate that anesthetic and sedation drugs that block NMDA receptors and/or potentiate GABA activity increase neuronal apoptosis in the developing brain and result in long-term cognitive deficits when used for longer than 3 hours. The clinical significance of this is not clear. However, the window of vulnerability to these changes is believed to correlate with exposures in the third trimester of gestation through the first several months of life but may extend out to approximately 3 years of age in humans.

Anesthetic and sedation drugs are a necessary part of the care of children needing surgery, other procedures, or tests that cannot be delayed, and no specific medications have been shown to be safer than any other. Decisions regarding the timing of any elective procedures requiring anesthesia should take into consideration the benefits of the procedure weighed against the potential risks.

Adverse Reactions

The most common adverse reactions reported in >10% of patients (N=630) receiving BYFAVO 5-30 mg (total dose) and undergoing colonoscopy (two studies) or bronchoscopy (one study) were: hypotension, hypertension, diastolic hypertension, systolic hypertension, hypoxia, and diastolic hypotension.

Use in Specific Populations

Pregnancy

There are no data on the specific effects of BYFAVO on pregnancy. Benzodiazepines cross the placenta and may produce respiratory depression and sedation in neonates. Monitor neonates exposed to benzodiazepines during pregnancy and labor for signs of sedation and respiratory depression.

Lactation

Monitor infants exposed to BYFAVO through breast milk for sedation, respiratory depression, and feeding problems. A lactating woman may consider interrupting breastfeeding and pumping and discarding breast milk during treatment and for 5 hours after BYFAVO administration.

Pediatric Use

Safety and effectiveness in pediatric patients have not been established. BYFAVO should not be used in patients less than 18 years of age.

Geriatric Use

No overall differences in safety or effectiveness were observed between these subjects and younger subjects. However, there is a potential for greater sensitivity (eg, faster onset, oversedation, confusion) in some older individuals. Administer supplemental doses of BYFAVO slowly to achieve the level of sedation required and monitor all patients closely for cardiorespiratory complications.

Hepatic Impairment

In patients with severe hepatic impairment, the dose of BYFAVO should be carefully titrated to effect. Depending on the overall status of the patient, lower frequency of supplemental doses may be needed to achieve the level of sedation required for the procedure. All patients should be monitored for sedation-related cardiorespiratory complications.

Abuse and Dependence

BYFAVO is a federally controlled substance (CIV) because it contains remimazolam which has the potential for abuse and physical dependence.

You are encouraged to report negative side effects of prescription drugs to the FDA.
Visit www.fda.gov/medwatch or call 1-800-FDA-1088

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